EXHIBIT (d)(4)(i)

                                     FORM OF

                    AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT

The following is Amendment No. 2 to the Subadvisory Agreement entered into between BB&T Asset Management, Inc. (formerly BB&T Asset Management, LLC) (the "Adviser") and Federated Investment Management Company ("FIMC") dated February 1, 2001 (the "Agreement"). In consideration of the mutual covenants and agreements set forth herein, the Adviser and FIMC hereby agree as follows:

Effective June 4, 2006, Schedule 1 is deleted in its entirety and replaced with the following:

                     SCHEDULE 1 - FUNDS AND SUBADVISORY FEES

Name of Series                 Annual Sub-Advisory Fee*
--------------                 ------------------------
BB&T Prime Money Market Fund   0.07% of average daily net assets

BB&T National Tax-Free Money   0.10% of average daily net assets on $0-$500 million
Market Fund
                               0.08% of average daily net assets on >$500 million

* Collectively, all Funds listed on this Schedule 1 shall pay a minimum annual subadvisory fee of $250,000.

The remaining terms of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Amendment has been executed as of the date set forth below by a duly authorized officer of each party.

                                        BB&T ASSET MANAGEMENT, INC.


                                        By:
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                                        Name:
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                                        Title:
                                               ---------------------------------
                                        Date:
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                                        FEDERATED INVESTMENT MANAGEMENT COMPANY


                                        By:
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                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
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